EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 9, 2024, Noble Corporation plc (“Noble”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Diamond Offshore Drilling, Inc. (“Diamond”) and other indirect, wholly owned subsidiaries of Noble. Pursuant to the Merger Agreement, among other things, Diamond became through a number of steps an indirect wholly owned subsidiary of Noble (the “Merger”). The Merger was completed on September 4, 2024.

The Merger is accounted for as a business combination pursuant to Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), where Noble is the accounting acquirer.

The unaudited pro forma condensed combined financial statements of Noble and the accompanying footnotes (the “Pro Forma Financial Information”) reflect the impact of the Merger and has been prepared under the following assumptions:

•	The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024, and the twelve months ended December 31, 2023, assume that the Merger had occurred on January 1, 2023.

•	The unaudited pro forma condensed combined balance sheet as of June 30, 2024, assumes that the Merger had occurred on June 30, 2024.

The Pro Forma Financial Information does not represent what the actual consolidated results of operations or the consolidated financial position of Noble would have been had the Merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The assumptions underlying the pro forma adjustments are described in the accompanying notes to these unaudited pro forma condensed combined financial statements. Adjustments are based on information available to management during the preparation of the Pro Forma Financial Information and assumptions that management believes are reasonable and supportable. The pro forma adjustments, which are described in the accompanying notes, are affected by the valuation of certain assets and liabilities and the allocation of the total purchase price which will be finalized as the information necessary to complete the analysis is obtained, but no later than one year after the closing of the Merger. Any final adjustment to the valuation could change the fair values assigned to the assets and liabilities, and it is possible the differences may be material.

The Pro Forma Financial Information should be read in conjunction with the following:

•	The audited consolidated financial statements and notes included in Noble’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2024.

•	The audited consolidated financial statements and notes included in Diamond’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024.

•	The unaudited condensed consolidated financial statements and notes included in Noble’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 1, 2024.

•	The unaudited condensed consolidated financial statements and notes included in Diamond’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 7, 2024.

•	The Merger Agreement, which is attached as Exhibit 2.1 to Noble’s Form 8-K, filed with the SEC on June 10, 2024.

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2024

(in thousands, except per share amounts)

	Historical
	Noble	Diamond As Adjusted (Note 3)	Merger Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
Operating revenues
Contract drilling services, revenue	$1,273,135	$498,999	$—		$1,772,134
Reimbursables and other	56,793	28,497	—		85,290
	1,329,928	527,496	—		1,857,424
Operating costs and expense
Contract drilling services, expense	725,721	344,955	—		1,070,676
Reimbursables	41,011	27,599	—		68,610
Depreciation and amortization	177,468	63,052	1,403	(A)	241,923
General and administrative	65,630	41,796	(2,173)	(B)	105,253
Merger and integration costs	19,949	—	—		19,949
(Gain) loss on sale of operating assets, net	(17,357)	—	—		(17,357)
	1,012,422	477,402	(770)		1,489,054
Operating income (loss)	317,506	50,094	770		368,370
Other income (expense)
Interest expense, net of amounts capitalized	(29,540)	(30,407)	(32,976)	(C)	(92,923)
Interest income and other, net	(12,918)	5,492	—		(7,426)
Income (loss) before income taxes	275,048	25,179	(32,206)		268,021
Income tax benefit (provision)	15,441	(4,240)	1,950	(D)	13,151
Net income (loss)	$290,489	$20,939	$(30,256)		$281,172

Basic earnings (loss) per share	$2.04	$0.20			$1.69	(I)
Diluted earnings (loss) per share	$1.99	$0.20			$1.64	(I)
Weighted average shares outstanding
Basic	142,404	102,491			166,308	(I)
Diluted	145,614	104,927			171,630	(I)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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Unaudited Pro Forma Condensed Combined Statement of Operations

Twelve Months Ended December 31, 2023

(in thousands, except per share amounts)

	Historical
	Noble	Diamond As Adjusted (Note 3)	Merger Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
Operating revenues
Contract drilling services, revenue	$2,461,715	$983,983	$28	(E)	$3,445,726
Reimbursables and other	127,303	72,196	—		199,499
	2,589,018	1,056,179	28		3,645,225
Operating costs and expense
Contract drilling services, expense	1,452,281	752,811	—		2,205,092
Reimbursables	91,642	68,758	—		160,400
Depreciation and amortization	301,345	111,301	17,739	(A)	430,385
General and administrative	128,413	72,248	3,097	(B)	203,758
Merger and integration costs	60,335	—	18,905	(F)	104,406
			1,450	(G)
			23,716	(H)
Hurricane losses and (recoveries), net	(19,703)	—	—		(19,703)
	2,014,313	1,005,118	64,907		3,084,338
Operating income (loss)	574,705	51,061	(64,879)		560,887
Other income (expense)
Interest expense, net of amounts capitalized	(59,139)	(53,416)	(53,795)	(C)	(166,350)
Gain (loss) on extinguishment of debt, net	(26,397)	(6,529)	—		(32,926)
Interest income and other, net	18,069	(4,839)	—		13,230
Gain on bargain purchase	5,005	—	—		5,005
Income (loss) before income taxes	512,243	(13,723)	(118,674)		379,846
Income tax benefit (provision)	(30,341)	(30,983)	(1,720)	(D)	(63,044)
Net income (loss)	$481,902	$(44,706)	$(120,394)		$316,802

Basic earnings (loss) per share	$3.48	$(0.44)			$1.95	(I)
Diluted earnings (loss) per share	$3.32	$(0.44)			$1.85	(I)
Weighted average shares outstanding
Basic	138,380	101,842			162,284	(I)
Diluted	145,197	101,842			171,213	(I)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2024

(in thousands)

	Historical
	Noble	Diamond As Adjusted (Note 3)	Merger Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$162,852	$165,536	$(610,286)	(AA)	$531,568
			813,998	(BB)
			(1,450)	(CC)
			918	(DD)
Accounts receivable, net	637,034	220,668	—		857,702
Taxes receivable	67,577	—	—		67,577
Prepaid expenses and other current assets	119,402	72,165	(13,436)	(EE)	177,213
			(918)	(DD)
Assets held for sale	—	1,000	—		1,000
Total current assets	986,865	459,369	188,826		1,635,060
Intangible assets	4,356	—	—	(EE)	4,356
Property and equipment, at cost	4,853,998	1,480,975	673,574	(EE)	7,008,547
Accumulated depreciation	(640,185)	(341,174)	341,174	(EE)	(640,185)
Property and equipment, net	4,213,813	1,139,802	1,014,748		6,368,363
Other assets	382,100	84,392	(11,821)	(EE)	454,671
Total assets	$5,587,134	$1,683,563	$1,191,753		$8,462,450

Current liabilities
Accounts payable	$340,161	$44,294	$23,716	(FF)	$427,076
			18,905	(GG)
Accrued payroll and related costs	68,179	164,727	11,536	(FF)	244,442
Taxes payable	56,128	33,397	—		89,525
Interest payable	10,887	—	—		10,887
Other current liabilities	161,643	16,525	—		178,168
Total current liabilities	636,998	258,943	54,157		950,098
Long-term debt	622,051	534,480	813,998	(BB)	1,995,729
			25,200	(EE)
Deferred income taxes	7,772	19,831	119,270	(HH)	146,873
Noncurrent contract liabilities	2,241	—	27,663	(EE)	29,904
Other liabilities	333,070	198,963	(1,521)		530,512
Total liabilities	$1,602,132	$1,012,217	$1,038,767		$3,653,116
Shareholders’ equity
Common stock	1	10	(9)	(II)	2
Treasury stock	—	(9,810)	9,810	(II)	—
Additional paid-in-capital	3,338,030	985,460	(105,522)	(II)	4,217,968
Retained earnings (accumulated deficit)	643,918	(304,322)	—	(EE)	588,311
			(1,450)	(CC)
			(35,252)	(FF)
			(18,905)	(GG)
			304,322	(II)
Accumulated other comprehensive income (loss)	3,053	8	(8)	(II)	3,053
Total shareholders' equity	$3,985,002	$671,346	$152,986		$4,809,334
Total liabilities and equity	$5,587,134	$1,683,563	$1,191,753		$8,462,450

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Pro Forma Financial Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Noble has elected not to present Management’s Adjustments and will only be presenting transaction accounting adjustments in the Pro Forma Financial Information.

The historical consolidated financial statements of Noble and Diamond were prepared in accordance with accounting policies generally accepted in the United States of America and shown in U.S. dollars.

Note 2. Accounting for the Merger with Diamond

Merger Agreement

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

(i)	Conversion of Diamond Common Stock (“Diamond Common Stock”): As part of the transaction, each issued and outstanding share of Diamond Common Stock immediately preceding the Effective Time was converted into a right to receive (i) 0.2316 shares of Noble (“Stock Exchange Ratio”), (ii) cash consideration of $5.65 per share and (iii) any cash in lieu of fractional Noble shares (collectively, the “Merger Consideration”).
(ii)	Conversion of Diamond Warrants (“Diamond Warrants” or “Warrants”): Each Diamond Warrant that was outstanding and unexercised as of immediately prior to Effective Time, was assumed by Noble and for 90 days after the Effective Time, these Warrants will continue to remain outstanding and be exercisable for the same Merger Consideration as if they had been exercised in full right before the Merger. The exercise price of the Warrants significantly exceeds the value of the underlying shares, thus the fair market value of the Warrants is estimated to be de minimis.
(iii)	Conversion of Diamond Restricted Stock Units (“RSU” or “Diamond RSU”) Awards: At the Effective Time, each outstanding Diamond RSU Award ceased to represent a right to acquire shares of Diamond Common Stock (or value equivalent to shares of Diamond Common Stock) and was converted into the right to acquire a number of Noble shares rather than shares of Diamond Common Stock, calculated by multiplying the shares of Diamond Common Stock assigned to each RSU immediately prior to the Effective Time by the Equity Award Exchange Ratio (“Equity Award Exchange Ratio”), defined as the sum of the Stock Exchange Ratio and the cash consideration per share of Diamond Common Stock divided by the closing price of Noble shares on the New York Stock Exchange (“NYSE”) on the day before the Effective Time. Fractional shares resulting from this conversion were cashed out based on the closing price of Noble shares on the NYSE on the last trading day before the Effective Time.
(iv)	Conversion of Diamond Performance Share Units (“PSU” or “Diamond PSU”) Awards: At the Effective Time, each Diamond PSU outstanding ceased to represent a right to acquire shares of
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Diamond Common Stock (or value equivalent to shares of Diamond Common Stock) and was converted into the right to acquire a number of Noble shares rather than shares of Diamond Common Stock but excluding any continued performance-based vesting requirements. The conversion into Noble shares was determined by the Equity Award Exchange Ratio, factoring in the actual performance level achieved by the PSU holder at the time of the Merger, whether it met the target level or exceeded it in accordance with the original PSU performance criteria. Similar to RSU Awards, fractional shares from this conversion were cashed out based on Noble's closing share price on the NYSE on the last trading day before the Effective Time.

Purchase Price Consideration

The following table presents the calculation of purchase price consideration (in thousands, except ratios and per share price):

Preliminary purchase price consideration

Total Diamond shares outstanding as of the Merger	103,213
Exchange Ratio as defined in the Merger Agreement	0.2316
Number of Noble shares to be issued	23,904
Noble share price (1)	$35.88
Equity consideration for the conversion of Diamond shares outstanding	$857,676
Fair value of replacement Diamond RSUs and PSUs attributable to the purchase price	22,263
Equity consideration	$879,939

Total Diamond shares outstanding as of the Merger	103,213
Per Share Cash Consideration as defined in the Merger Agreement	$5.65
$583,153
Cash paid to settle Diamond debt	309
Cash paid to settle contingent success fees	17,316
Cash paid for retention bonuses	4,422
Cash paid for short-term incentive plans	5,086
Cash consideration	$610,286
Total preliminary purchase price consideration	$1,490,225

(1)	The per unit price applied to shares of Diamond Common Stock issued and outstanding reflects the volume weighted-average price per share of Noble common stock as of September 4, 2024.

Allocation of Purchase Price Consideration to Assets Acquired and Liabilities Assumed

The allocation of the consideration, including any related tax effects, is preliminary and pending finalization of various estimates, inputs and analyses used in the valuation assessment of the specifically identifiable tangible and intangible assets acquired and liabilities assumed. Since the Pro Forma Financial Information has been prepared based on preliminary estimates of fair values attributable to the Merger, the actual amounts eventually recorded in accordance with the acquisition method of accounting may differ materially from the information presented.

ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. Any consideration transferred or paid in a business combination in excess of the fair value of the assets acquired and liabilities assumed should be recognized as goodwill. Management’s estimate as of the date of this Current Report on Form 8-K/A is that the fair value of the net assets and liabilities acquired equals purchase price.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:

•	changes in the estimated fair value of Diamond’s identifiable assets acquired and liabilities assumed, including the identifiable intangible assets and liabilities and measurement of deferred tax assets and liabilities, third-party appraisals, and other potential adjustments.

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The allocation of the purchase price consideration is as follows (in thousands):

Purchase Price Allocation

Estimated Fair Value
Total current assets	$445,933
Property and equipment, net	2,154,550
Intangible assets	—
Other assets	72,571
Total assets acquired	2,673,054
Total current liabilities	258,943
Long-term debt	559,680
Deferred income taxes	139,101
Noncurrent contract liabilities	27,663
Other liabilities	197,442
Total liabilities assumed	1,182,829
Net assets acquired	1,490,225
Total preliminary purchase consideration	$1,490,225

Note 3. Accounting Policies and Reclassification Adjustments

Upon completion of the acquisition, Noble performed a comprehensive review of Diamond’s accounting policies. Based on an initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information, except the presentation reclassifications further discussed below.

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The following reclassifications were made to conform Diamond’s historical financial information to Noble’s presentation:

Statement of Operations for the Six Months Ended June 30, 2024

(in thousands)

Financial Statement Line Item	Diamond Historical Presentation	Diamond Historical As Adjusted
Contract drilling	$498,999	$—
Contract drilling services, revenue	—	498,999
Revenues related to reimbursable expenses	28,497	—
Reimbursables and other	—	28,497
Contract drilling, excluding depreciation	348,665	—
Loss (gain) on disposition of assets	(3,710)	—
Contract drilling services, expense	—	344,955
Reimbursable expenses	27,599	—
Reimbursables	—	27,599
Depreciation	63,052	—
Depreciation and amortization	—	63,052
Interest income	3,740	—
Foreign currency transaction gain (loss)	218	—
Other, net	1,534	—
Interest income and other, net	—	5,492
Income tax benefit	(4,240)	—
Income tax benefit (provision)	—	(4,240)

Statement of Operations for the Twelve Months Ended December 31, 2023

(in thousands)

Financial Statement Line Item	Diamond Historical Presentation	Diamond Historical As Adjusted
Contract drilling	$983,983	$—
Contract drilling services, revenue	—	983,983
Revenues related to reimbursable expenses	72,196	—
Reimbursables and other	—	72,196
Contract drilling, excluding depreciation	757,193	—
Gain on disposition of assets	(4,382)	—
Contract drilling services, expense	—	752,811
Reimbursable expenses	68,758	—
Reimbursables	—	68,758
Depreciation	111,301	—
Depreciation and amortization	—	111,301
Interest income	1,637	—
Foreign currency transaction loss	(5,920)	—
Other, net	(556)	—
Interest income and other, net	—	(4,839)
Income tax (expense) benefit	(30,983)	—
Income tax benefit (provision)	—	(30,983)

Balance Sheet as of June 30, 2024

(in thousands)

Financial Statement Line Item	Diamond Historical Presentation	Diamond Historical As Adjusted
Restricted cash	$10,565	$—
Prepaid expenses and other current assets	61,600	72,165
Drilling and other property and equipment, net of accumulated depreciation	1,139,802	—
Property and equipment, at cost	—	1,480,975
Accumulated depreciation	—	(341,174)
Current finance lease liabilities	16,525	—
Other current liabilities	—	16,525
Noncurrent finance lease liabilities	103,742	—
Other liabilities	95,221	198,963
Deferred tax liability	19,831	—
Deferred income taxes	—	19,831
Accumulated deficit	(304,322)	—
Retained Earnings	—	(304,322)

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Note 4. Merger Transaction Accounting Adjustments

The Merger transaction accounting adjustments below are prepared based on the purchase price presented in Note 2.

Condensed Combined Statements of Operations

(A)	Depreciation and amortization

Reflects the removal of historical depreciation expense and the recording of the pro forma depreciation expense based on the estimated fair value and useful lives of property and equipment upon the Merger. Drilling equipment and facilities are depreciated using the straight-line method over their estimated useful lives as of the date placed in service or date of major refurbishment. Estimated useful lives of our drilling equipment range from three to thirty years. Other property and equipment is depreciated using the straight-line method over useful lives ranging from two to forty years.

(B)	Share-based compensation

Reflects the difference between Diamond’s historical share-based compensation expense and the estimated share-based compensation expense related to replacement awards issued to continuing employees as part of the Merger. The fair value of the replacement share-based awards will be recognized ratably over post-combination service period.

(C)	Interest expense

Reflects the net change in interest expense related to the following activities (in thousands):

Condensed Combined Statements of Operations Adjustments

Interest expense

	Six Months Ended June 30, 2024	Twelve Months Ended December 31, 2023
Removal of historical interest expense on Diamond’s revolving credit facility terminated upon the closing of the Merger	$1,754	$15,666
Recognition of interest expense accretion related to the fair value adjustment to Diamond's second lien notes assumed by Noble as a result of the Merger	(2,016)	(4,032)
Recognition of interest expense on Noble’s new $800M unsecured notes issued in connection with the Merger	(32,000)	(64,000)
Recognition of the amortization of deferred financing cost related to Noble's new $800M unsecured notes issued in connection with the Merger	(714)	(1,429)
Pro forma adjustment for interest expense	$(32,976)	$(53,795)

(D)	Taxes

Reflects the pro forma adjustments to tax amounts as a result of the book adjustments discussed elsewhere herein. The income tax benefit (provision) impact was calculated by applying the appropriate statutory rates of the respective jurisdictions to which the pro forma adjustments relate.

(E)	Amortization of off-market contracts

Reflects the amortization of off-market contract intangible assets and liabilities identified as a result of the Merger.

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(F)	Severance costs

Reflects severance costs expected to be incurred by Noble subsequent to June 30, 2024 payable to certain Diamond employees who were terminated pursuant to the Merger Agreement.

(G)	Directors’ and officers’ insurance

Reflects the expensing of the premium of the directors’ and officers’ insurance purchased by Noble prior to the closing of the Merger as stipulated by the Merger Agreement.

(H)	Transaction costs

Reflects the recognition of Noble’s transaction costs incurred prior to and subsequent to June 30, 2024. These transaction costs were incurred directly in connection with the Merger, consisting primarily of legal and professional fees. The costs above are not expected to recur in any period beyond twelve months from the close of the Merger. No transaction costs have been incurred by Noble in the twelve months ended December 31, 2023.

(I)	Weighted average shares outstanding and earnings per share

As the Merger is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Merger have been outstanding for the entire period presented.

The table below presents the components of the numerator and denominator for the pro forma earnings per share calculation for the periods presented (in thousands, except per share price):

Weighted average shares outstanding and earnings per share

	Six Months Ended June 30, 2024	Twelve Months Ended December 31, 2023
Numerator
Net income	$281,172	$316,802
Denominator
Historical Noble weighted-average shares outstanding - basic	142,404	138,380
Number of Noble shares to be issued	23,904	23,904
Pro forma weighted-average shares outstanding - basic	166,308	162,284

Pro forma weighted average shares outstanding, basic	166,308	162,284
Dilutive effect of Noble share-based awards	1,559	3,158
Dilutive effect of Noble warrants	1,651	3,659
Dilutive effect of Noble shares convertible from unvested Diamond RSUs	679	679
Dilutive effect of Noble shares convertible from unvested Diamond PSUs	1,433	1,433
Pro forma weighted-average shares outstanding - diluted (1)	171,630	171,213
Earnings per share - basic	$1.69	$1.95
Earnings per share - diluted	$1.64	$1.85

(1)	The diluted share count excludes the potentially dilutive effect of 7.5 million out-of-money warrants converted from Diamond Warrants.

Condensed Combined Balance Sheet

(AA)	Cash and cash equivalents

Reflects the cash consideration that was paid as a result of the Merger.

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(BB)	Long-term debt

In connection with the Merger, Diamond’s revolving credit facility was terminated, and Noble issued new unsecured notes of $800 million at a premium of $24 million. As of June 30, 2024, there were no borrowings outstanding on Diamond’s revolving credit facility. The impact on long-term debt from Noble’s new unsecured notes is reflected in the table below (in thousands):

Condensed Combined Balance Sheet Adjustments

Debt Adjustment

As of June 30, 2024
Issuance of Noble’s new $800M unsecured notes issued in connection with the Merger	$800,000
Bond premium of Noble’s new $800M unsecured notes issued in connection with the Merger	24,000
Recognition of deferred financing cost related to Noble's new $800M unsecured notes issued in connection with the Merger	(10,002)
Pro forma adjustment for Long-term Debt	$813,998

(CC)	Directors’ and officers’ insurance

Reflects the payment for the premium of the directors’ and officers’ insurance purchased by Noble prior to the close of the Merger as stipulated by the Merger Agreement. The premium was expensed by Noble after the Merger.

(DD)	D&O Insurance

Reflects the outstanding amount of Diamond's existing directors' and officers' insurance policy to be written off.

(EE)	Purchase price allocation fair value adjustments

Reflects the preliminary allocation of the fair value of total consideration to the net assets acquired in connection with the application of the acquisition method of accounting. See Note 2 for further discussion regarding the preliminary purchase price allocation.

(FF)	Transaction costs

Reflects the recognition of Noble’s transaction costs incurred prior to and subsequent to June 30, 2024. These transaction costs were incurred directly in connection with the Merger, consisting primarily of legal and professional fees. The costs above are not expected to recur in any period beyond twelve months from the close of the Merger. No transaction costs have been incurred by Noble in the twelve months ended December 31, 2023.

(GG)	Severance costs

Reflects the accrual of severance costs expected to be incurred by Noble subsequent to June 30, 2024, payable to certain Diamond employees who were terminated pursuant to the Merger Agreement.

(HH)	Taxes

Reflects the pro forma adjustments to income tax related accounts on the balance sheet as a result of the Merger.

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(II)	Equity

Reflects additional impact on the stockholders’ equity as a result of the Merger (in thousands):

Equity Pro Forma Adj Reconciliation

	Removal of Diamond historical equity (1)	Equity consideration issued for the Merger (2)	Total Pro Forma Adjustment
Common stock	$(10)	$1	$(9)
Treasury stock	9,810	—	9,810
Additional paid-in capital	(985,460)	879,938	(105,522)
Retained earnings (accumulated deficit)	304,322	—	304,322
Accumulated other comprehensive income (loss)	(8)	—	(8)
Total stockholders' equity	$(671,346)	$879,939	$208,593

(1)	To remove the historical equity of Diamond as a result of the Merger.
(2)	To recognize the fair value of the equity consideration paid by Noble for the Merger. Refer to Note 2 for the components of the purchase price consideration.

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